Exhibit 99.2

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Announces Pricing of 1.625% Convertible Senior Notes Due 2030

Bethesda, MD, September 17, 2025 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced the pricing on September 16, 2025 of its private offering of $350,000,000 aggregate principal amount of its 1.625% Convertible Senior Notes due 2030 (the “Notes”) to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The private offering is expected to close on September 18, 2025 and is subject to customary closing conditions. The Company granted the initial purchasers in the offering a 13-day option to purchase up to an additional $50,000,000 aggregate principal amount of the Notes solely to cover over-allotments, if any. Concurrent with the pricing of the transaction, the initial purchasers exercised the option in full.

The Company estimates that the net proceeds from the offering will be approximately $389.7 million after deducting the initial purchasers' discount and commissions and other estimated offering-related expenses payable by the Company.

The Company intends to use the net proceeds from the offering, together with approximately $4.1 million of cash on hand, to repurchase for cash approximately $400.0 million aggregate principal amount of its outstanding 1.75% Convertible Senior Notes due 2026 (the “2026 Notes”) in private transactions separately and individually negotiated with certain holders of the 2026 Notes.

The Notes will be the Company’s senior unsecured obligations and will rank equally with all of its existing and future unsecured debt that is not subordinated, senior to any future subordinated debt and junior to all existing and future debt and preferred equity of the Company’s subsidiaries. The Notes will pay interest semiannually at a rate of 1.625% per annum and will mature on January 15, 2030. The Notes will have an initial conversion rate of 62.9129 per $1,000 principal amount of the Notes (equivalent to a conversion price of approximately $15.89 per common share of the Company (“Common Shares”) and a conversion premium of approximately 37.5% based on the closing price of $11.56 per Common Share on September 16, 2025). The initial conversion rate of the Notes is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. Prior to July 15, 2029, the Notes will be convertible only upon certain circumstances and during certain periods, and thereafter will be convertible at any time prior to the close of business on the second scheduled trading day prior to maturity of the Notes. Upon conversion, holders will receive cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, Common Shares or a combination of cash and Common Shares, at our election, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the Notes being converted.

Concurrently with the pricing of the Notes, the Company, using available cash, entered into privately negotiated capped call transactions and repurchased Common Shares pursuant to its existing common share repurchase program, each as described more fully below.

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In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with the initial purchasers, their respective affiliates and/or other counterparties (the “Option Counterparties”). The capped call transactions cover, subject to customary adjustments, the number of Common Shares underlying the Notes. The capped call transactions are generally expected to reduce the potential dilution to Common Shares upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be approximately $20.23, which represents a premium of 75% over the last reported sales price of Common Shares on the New York Stock Exchange (the “NYSE”) on September 16, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

The Company has been advised that in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates expect to purchase Common Shares and/or enter into various derivative transactions with respect to Common Shares concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Common Shares or the Notes at that time. The Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Common Shares and/or purchasing or selling Common Shares or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so following any conversion, repurchase, or redemption of the Notes, to the extent the Company exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Common Shares or the Notes, which could affect the ability of holders to convert the Notes. To the extent the activity occurs during any observation period related to a conversion of the Notes, it could also affect the number of Common Shares and value of the consideration that holders will receive upon conversion of the Notes.

Concurrently with the pricing of the Notes and in connection with the Company’s private agreements with certain holders of the 2026 Notes to purchase 2026 Notes using the net proceeds from the offering of the Notes, the Company has been advised that holders of the 2026 Notes that sell their 2026 Notes to it may enter into or unwind various derivatives with respect to the Common Shares and/or purchase or sell Common Shares in the market to hedge their exposure in connection with these transactions. In particular, the Company expects that many holders of the 2026 Notes employ a convertible arbitrage strategy with respect to the 2026 Notes and have a short position with respect to the Common Shares that they may close, through purchases of Common Shares and/or the entry into or unwind of economically equivalent derivatives transactions with respect to the Common Shares, in connection with the Company’s repurchase of their 2026 Notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of the Common Shares and/or increase the effective conversion price for the Notes at that time.

The Company repurchased from such holders approximately 4.3 million Common Shares pursuant to its existing common share repurchase program in privately negotiated transactions effected with or through one of the initial purchasers or one or more of its affiliates, at a price per share equal to $11.56, which was the last reported sales price per Common Share on the NYSE on September 16, 2025. These repurchases could increase, or prevent a decrease in, the market price of the Common Shares at that time and/or increase the effective conversion price for the Notes.

In connection with the issuance of the 2026 Notes, the Company entered into capped call transactions (the “2026 capped call transactions”) with certain financial institutions including certain of the initial purchasers or their affiliates (the “2026 capped call counterparties”). In connection with the repurchase of the 2026 Notes, the Company may also enter into agreements with the 2026 capped call counterparties shortly after the pricing of the Notes to unwind a portion of the 2026 capped call transactions with respect to a number of Common Shares equal to the notional shares underlying any 2026 Notes repurchased. In connection with the termination of these transactions, and the related unwinding of the existing hedge positions of the existing capped call counterparties with respect to such transactions, we expect that the existing capped call counterparties or their respective affiliates may sell Common Shares in the open market and/or enter into or unwind various derivative transactions with respect to our Common Shares concurrently with or shortly after the pricing of the Notes.

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The Notes and any Common Shares issuable upon conversion of the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction. The Notes may not be offered or sold in the United States or to U.S. persons absent registration or pursuant to an exemption from, or in a transaction not subject to, registration. The Notes will be offered and sold only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act. This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 46 hotels, totaling approximately 12,000 guest rooms across 13 urban and resort markets.

This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including those related to the offering of Notes, the use of proceeds therefrom, the capped call transactions, the timing or amount of any repurchases of Common Shares, the potential impact of the foregoing or related transactions on dilution to holders of Common Shares and the market price of Common Shares and the trading price of the Notes and whether or not the Company will consummate the offering. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements.

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Contact:

Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

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